Exhibit 10.5

FIRST ADDENDUM TO THE SUBLEASE AGREEMENT

dated 10 March 2025

This **First Addendum to the Sublease Agreement** (the **"Addendum"**) is made on the **30th day of July 2026**.

BETWEEN

ALDEON PROPERTY PARTNERS LTD, incorporated and registered in Cyprus with company number **HE440640** and having its registered office at 78 Griva Digeni, office V1, 3101 Limassol, Cyprus, tel.nr.: +357 25 044 505, e-mail: info@aldeon.cy (hereinafter referred to as the "**Sublessor**")

AND

T.I.C.G. INTEGRATED SOLUTIONS LTD (formerly **ALCHEMYTECH LTD**), incorporated and registered in Cyprus with company number **HE 457734** and having its office registered address at 10A, Eleftheriou Venizelou str, 3035 Limassol, Cyprus, tel.nr: +357 99 149 125, e-mail: shimon.kogan@alchemymarkets.com (herein after called the "**Sublessee**").

The Sublessor and the Sublessee are hereinafter collectively referred to as the **"Parties"**.

RECITALS

A. The Parties entered into a Sublease Agreement dated **10 March 2025** (the **"Agreement"**) in respect of the Premises described therein.

B. The Agreement continues to govern the relationship between the Parties.

C. The Parties have agreed to exercise the first renewal option under Clause 5.1 of the Agreement and to amend certain provisions of the Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED as follows:

1. Exercise of First Renewal Option

Pursuant to Clause 5.1 of the Agreement, the Parties hereby agree to exercise the first renewal option.

Accordingly, the Agreement shall continue in full force and effect for a further period commencing on **1 November 2026** and expiring on **31 October 2028**.

2. Amendment to Clause 5.3

Clause 5.3 of the Agreement is hereby amended to provide that the monthly rent payable during the first renewal period commencing on 1 November 2026 and ending on 31 October 2028 shall remain **EUR 8,000.00 (Eight Thousand Euro)** per month, plus VAT, payable in accordance with the terms of the Agreement. The aggregate rent payable during such renewal period shall amount to **EUR 192,000.00 (One Hundred Ninety-Two Thousand Euro)**, plus VAT.

Initial AK

Initial

Should the Sublessee exercise the second renewal option pursuant to Clause 5.1 of the Agreement, the monthly rent shall automatically increase by five per cent (5%), rounded up to the nearest €50 (Fifty Euro), and effective from 1 November 2028.

4. Ratification

Except as expressly amended by this Addendum, all other terms, conditions and provisions of the Agreement shall remain unchanged and in full force and effect.

5. Entire Agreement

This Addendum forms an integral part of the Agreement and shall be read together with it as one document. In the event of any inconsistency between this Addendum and the Agreement, the provisions of this Addendum shall prevail.

6. Governing Law

This Addendum shall be governed by and construed in accordance with the laws of the Republic of Cyprus.

IN WITNESS WHEREOF, the Parties have executed this Addendum on the date first written above.

WITNESSES

Signed by:

1 34261219E1D1410...

Despoina Tetrantze
Passport Nr. BA1732867

Signed by:

2 0087DD291FBD4E8...

Shimon Kogan
Passport Nr. 24157912

THE PARTIES

Signed by:

E6AC131FAF844CE...

Alexandros Kotanidis
Director for and on behalf of

ALDEON PROPERTY PARTNERS LTD

DocuSigned by:

FC3AC5A8033740B...

Mitchell Max Eaglstein
Director for and on behalf of

T.I.C.G. INTEGRATED SOLUTIONS LTD